UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2000

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State of Other Jurisdiction of Incorporation)

1-12993	95-4502084
(Commission File Number)	(IRS Employer Identification Number)

135 North Los Robles Avenue, Suite 250
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777

(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS

On June 27, 2000, Alexandria Real Estate Equities, Inc. acquired 20/22 Firstfield Road and 1300 Quince Orchard Road (collectively referred to as the "Property"), located in Gaithersburg, Maryland. The Property contains a combination of office and laboratory space for lease principally to tenants in the life science industry. We purchased the Property for $18,000,000, including the assumption of an existing secured note payable to Credit Suisse First Boston Mortgage Securities Corp. in the amount of $10,040,000 secured by the Property. The note bears interest at a rate of 8.25% per annum, requires monthly payments of principal and interest based on a 30 year amortization schedule and matures in August 2007. The remainder of the purchase price was funded through a draw on our unsecured line of credit. The purchase price was determined through arm's length negotiations. The Property contains approximately 163,000 rentable square feet. It is presently 50% leased to two tenants. We purchased the Property from Richtree Corporation, a Maryland corporation that is not affiliated with us.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Properties Acquired

20/22 Firstfield Road and 1300 Quince orchard road

Statement of Revenues and Certain Expenses:

Report of Independent Auditors
Statement of Revenues and Certain Expenses for the year ended December 31, 1999
Notes to Statement of Revenues and Certain Expenses

(b) Pro Forma Financial Information

(c) Exhibits

23.1 Consent of Ernst & Young LLP

Report of Independent Auditors

To the Board of Directors
Alexandria Real Estate Equities, Inc.

We have audited the accompanying statement of revenue and certain expenses of 20/22 Firstfield Road and 1300 Quince Orchard Road (the "Property") for the year ended December 31, 1999. This statement of revenue and certain expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as defined above, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California
May 3, 2000

Statement of Revenue and Certain Expenses

Year ended December 31, 1999

(in thousands)

Revenue:
Rental	$1,587
Tenant recoveries	379
Other income	36
Total revenue	2,002

Certain Expenses:
Utilities	174
Repairs and maintenance	298
Insurance	16
Taxes and license	183
Total certain expenses	671
Excess of revenue over certain expenses	$1,331

See accompanying notes to statement of revenue and certain expenses.

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statement of revenue and certain expenses includes the operations of 20/22 Firstfield Road and 1300 Quince Orchard Road, located in Gaithersburg, Maryland (the "Property"). ARE-20/22/1300 Firstfield Quince Orchard, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Alexandria Real Estate Equities, Inc., a Maryland corporation, acquired the Property from a nonaffiliated third party. As of December 31, 1999, the Property was 66% occupied and leased to two tenants under triple-net leases, which require the tenants to pay their pro rata share of substantially all expenses associated with the Property, including operating and maintenance, utilities, taxes and insurance.

Basis of Presentation

The accompanying statement has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Property is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses we expect to incur in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, and property general and administrative costs not directly comparable to the future operations of the Property.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

Risks and Uncertainties

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Future Minimum Lease Payments

The future minimum lease payments to be received under noncancelable operating leases as of December 31, 1999 are as follows (in thousands):

2000	$1,129
2001	1,085
2002	1,117
2003	1,151
2004	1,185
Thereafter	9,280
Total	$14,947

The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet of Alexandria Real Estate Equities, Inc. as of March 31, 2000 is presented as if the property described in Item 5 of this Form 8-K (the "Form 8-K Property") had been acquired on March 31, 2000. The following unaudited pro forma condensed consolidated income statements of Alexandria Real Estate Equities, Inc. for the three months ended March 31, 2000 and for the year ended December 31, 1999 are presented as if the Form 8-K Property had been acquired on January 1, 1999.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on the dates as described above, nor do they purport to represent our future financial position or our results of operations.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2000

(dollars in thousands)

		Pro Forma
	Historical	Adjustments	Pro Forma

Assets
Rental properties, net	$584,316	$18,000(A)	$602,316
Property under development	26,156	-	26,156
Cash and cash equivalents	1,968	-	1,968
Tenant security deposits and other restricted
Cash	4,844	-	4,844
Secured note receivable	6,000	-	6,000
Tenant receivables	2,889	-	2,889
Deferred rent	10,022	-	10,022
Other assets	25,080	-	25,080
Total assets	$661,275	$18,000	$679,275

Liabilities and stockholders' equity
Secured notes payable	$158,874	10,040(A)	$168,914
Unsecured line of credit	211,000	7,960 (A)	218,960
Accounts payable, accrued expenses and tenant security deposits	21,791	-	21,791
Dividends payable	6,696	-	6,696
Total liabilities	398,361	18,000	416,361

Stockholders' equity:
Preferred stock	38,588	-	38,588
Common stock	138	-	138
Additional paid-in capital	224,188	-	224,188
Retained earnings	-	-	-
Total stockholders' equity	262,914	-	262,914
Total liabilities and stockholders' equity	$661,275	$18,000	$679,275

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Three Months Ended March 31, 2000

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$18,655	$358 (B)	$19,013
Tenant recoveries and other income	5,307	56 (B)	5,363
Total revenues	23,962	414	24,376

Expenses:
Rental operations	4,974	76 (B)	5,050
General and administrative	2,093	-	2,093
Interest	5,551	361 (C)	5,912
Depreciation and amortization	5,607	98 (D)	5,705
Total expenses	18,225	535	18,760
Net income	$5,737	$(121)	$5,616

Dividends on preferred stock	$916		$916

Net income available to common stock outstanding	$4,821		$4,700

Pro forma weighted average shares of common stock outstanding	13,912,400		13,912,400

Net income per pro forma share
of common stock	$0.35		$0.34

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year ended December 31, 1999

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$68,425	$1,934 (B)	$70,359
Tenant recoveries and other income	17,837	415 (B)	18,252
Total revenues	86,262	2,349	88,611

Expenses:
Rental operations	19,003	671 (B)	19,674
General and administrative	6,977	-	6,977
Interest	19,697	1,412 (C)	21,109
Depreciation and amortization	18,532	391 (D)	18,923
Total expenses	64,209	2,474	66,683
Net income	$22,053	$(125)	$21,928

Dividends on preferred stock	$2,036		$2,036

Net income available to common stock outstanding	$20,017		$19,892

Pro forma weighted average shares of common stock outstanding	13,670,568		13,670,568

Net income per pro forma share
of common stock	$1.46		$1.46

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 are as follows:

  The Form 8-K Property was acquired on June 27, 2000 for a total purchase price of $18,000,000. The acquisition was made with a related draw on our unsecured line of credit in the amount of $7,960,000 and the assumption of a secured note payable to Credit Suisse First Boston Mortgage Securities Corp. in the amount of $10,040,000. The note bears interest at a rate of 8.25% per annum and matures in August 2007.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements for the three months ended March 31, 2000 and for the year ended December 31, 1999 are as follows:

(B) Preacquisition results for 20/22 Firstfield Road and 1300 Quince Orchard Road, adjusted to include the effect of straight line rent adjustments (in thousands):

	For the Three Months Ended 3/31/00	For the Year Ended 12/31/99
Revenues:
Rental revenue	$ 358	$ 1,934
Tenant recoveries and other income	56	415
	414	2,349
Expenses:
Rental operations	76	671
Operating Income	$ 338	$ 1,678

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

(C) Increase in interest expense due to the draw on our unsecured line of credit and the assumption of a secured note payable to Credit Suisse First Boston Mortgage Securities Corp. in the amount of $10,040,000. The note bears interest at a rate of 8.25% per annum and matures in August 2007.

(D) Increase in depreciation expense to reflect a full period of depreciation for the Form 8-K Property utilizing a 40 year useful life for buildings and building improvements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES INC.

Date: July 14, 2000 By: _/s/ Peter J. Nelson____________
Peter J. Nelson
Chief Financial Officer